	The Yacktman Fund				Need For 50% Quorum:		(6,020,837)	-1.47%		Solicitation days remaining:		0

	SPECIAL MEETING OF STOCKHOLDERS

	984281105				Outstanding Shares:		408,959,494

	Report Date:	June 26, 2012			Total Voted:		210,500,585	51.47%

	Record Date:	April 30, 2012

	Mail Date:	May 22, 2012

	Meeting Date:	June 26, 2012	at 9 a.m. Central time

	Proposals		Shares Voted						Percent of the Outstanding			Need for Shares IN FAVOR
			For	%	Against %		Abstain	%	For	Against	Abstain
1.0	…Agreement and Plan of Reorganization…		189,394,898	89.97%	9,215,998	4.38%	11,889,690	5.65%	46.31%	2.25%	2.91%	(48,359,505)

VOTING INFORMATION:

Only stockholders of record on April 30, 2012 are entitled to receive notice of and to vote at the Meeting or any adjournments or postponements thereof. Written notice of any meeting of stockholders shall be given or caused to be given by the Directors by mailing such notice at least ten days before such meeting, postage prepaid, stating the time and place of the meeting, to each stockholder at the stockholder’s address as it appears on the records of Yacktman Funds. Each stockholder is entitled to one vote for each share held by the stockholder as of the close of business on April 30, 2012. The presence in person or by proxy of stockholders of an Existing Fund entitled to cast a majority of the votes eligible to be cast at the Meeting will constitute a quorum with respect to the Reorganization for such Existing Fund (the “ Quorum ”). When the Quorum is present with respect to an Existing Fund, approval of the Reorganization for such Existing Fund will require the favorable vote of a “majority of the outstanding voting securities” of such Existing Fund. A majority of the outstanding voting securities is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. Business may be conducted with respect to an Existing Fund once a quorum is present and may continue until adjournment of the Meeting.

NOTES:

Dedicated toll-free proxy information line - 1-877-536-1557

This line is answered Monday through Friday 9 a.m. to 10 p.m. Any shareholder in our database (NOBO and registered accounts) may call this line to cast their vote. A voting control number is not needed. However, to speed up the transaction, shareholders may reference either their proxy control number or “TAG ID” number when calling. This number can be found on the un-voted accounts list provided daily by The Altman Group.

	The Yacktman Focused Fund				Need For 50% Quorum:		(2,896,501)	-0.95%		Solicitation days remaining:		0

	SPECIAL MEETING OF STOCKHOLDERS

	984281204				Outstanding Shares:		304,867,938

	Report Date:	June 26, 2012			Total Voted:		155,330,471	50.95%

	Record Date:	April 30, 2012

	Mail Date:	May 22, 2012

	Meeting Date:	June 26, 2012	at 9 a.m. Central time

	Proposals		Shares Voted						Percent of the Outstanding			Need for Shares IN FAVOR
			For	%	Against %		Abstain	%	For	Against	Abstain
1.0	…Agreement and Plan of Reorganization…		142,949,018	92.03%	4,992,705	3.21%	7,388,747	4.76%	46.89%	1.64%	2.42%	(38,877,602)

VOTING INFORMATION:

Only stockholders of record on April 30, 2012 are entitled to receive notice of and to vote at the Meeting or any adjournments or postponements thereof. Written notice of any meeting of stockholders shall be given or caused to be given by the Directors by mailing such notice at least ten days before such meeting, postage prepaid, stating the time and place of the meeting, to each stockholder at the stockholder’s address as it appears on the records of Yacktman Funds. Each stockholder is entitled to one vote for each share held by the stockholder as of the close of business on April 30, 2012. The presence in person or by proxy of stockholders of an Existing Fund entitled to cast a majority of the votes eligible to be cast at the Meeting will constitute a quorum with respect to the Reorganization for such Existing Fund (the “ Quorum ”). When the Quorum is present with respect to an Existing Fund, approval of the Reorganization for such Existing Fund will require the favorable vote of a “majority of the outstanding voting securities” of such Existing Fund. A majority of the outstanding voting securities is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. Business may be conducted with respect to an Existing Fund once a quorum is present and may continue until adjournment of the Meeting.

NOTES:

Dedicated toll-free proxy information line - 1-877-536-1557

This line is answered Monday through Friday 9 a.m. to 10 p.m. Any shareholder in our database (NOBO and registered accounts) may call this line to cast their vote. A voting control number is not needed. However, to speed up the transaction, shareholders may reference either their proxy control number or “TAG ID” number when calling. This number can be found on the un-voted accounts list provided daily by The Altman Group.